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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-19607 of Hartford Life and Annuity Insurance Company Separate Account One on Form N-4, of our report dated March 26, 2003 of Hartford Life and Annuity Insurance Company relating to the statutory financial statements as of and for the year ended December 31, 2002 and of our report dated February 21, 2003 of Hartford Life and Annuity Insurance Company Separate Account One relating to the financial statements as of and for the year ended December 31, 2002, appearing in the Statement of Additional Information in Post-Effective Amendment No. 11 to Registration No. 333-19607 of Hartford Life and Annuity Insurance Company Separate Account One, on Form N-4, filed on October 8, 2003.

Deloitte & Touche LLP
Hartford, Connecticut
October 20, 2003